UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

Freeport-McMoRan Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix	AZ	85004
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.04. Mine Safety – Reporting of Shutdowns and Patterns of Violations.
On March 31, 2021, Freeport-McMoRan Bagdad Inc., an indirect wholly owned subsidiary of Freeport-McMoRan Inc., received an imminent danger order issued by the Mine Safety and Health Administration (“MSHA”) under Section 107(a) of the Federal Mine Safety and Health Act of 1977. The order was issued at the Bagdad mine in Arizona upon observation of a motor junction box at an overflow pump that had broken away from the motor and was hanging by the electrical conductors. The overflow pump was not locked out and could be inadvertently energized at any time, exposing persons to volts of stray current. The company promptly addressed the incident in good faith cooperation with MSHA. The equipment was expeditiously repaired and approved for full operation by MSHA within 24 hours thereby terminating the order effective April 1, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Kathleen L. Quirk
----------------------------------------
Kathleen L. Quirk
President and Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: April 2, 2021